Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Medican Enterprises, Inc. (the “Registrant”) on Form 10-K for the period ending December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), we, Kenneth Williams, Principal Executive Officer, President and Director, and Wayne Hansen, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	April 15, 2015	By:	/s/Kenneth Williams
Kenneth Williams, CEO, and Director

Date:	April 15, 2015	By:	/s/Wayne Hansen
Wayne Hansen, Chief Financial Officer